UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2005 (May 10, 2005)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699

(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On May 10, 2005, executives of Sunoco Partners LLC, general partner of Sunoco Logistics Partners L.P. (the “Partnership”) presented to certain investors the information about the Partnership described in the slides attached to this report as Exhibit 99.1. Exhibit 99.1 and the slides thereof are incorporated by reference herein.

     The information furnished pursuant to this Item 7.01 “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Partnership under the Exchange Act or under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

          99.1 Slide presentation given by executives of Sunoco Partners LLC on May 10, 2005.

     This report contains certain forward-looking statements relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect the current views of the Company and the Partnership, about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. The Partnership does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents the Partnership has filed with the Securities and Exchange Commission, including particularly, the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

	By:	Sunoco Partners LLC, its General Partner

		By:	/s/ SEAN P. McGRATH

Date: May 9, 2005			Sean P. McGrath Comptroller

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